UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):   January 25, 2016

INCOME OPPORTUNITY REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   465-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Income Opportunity Realty Investors, Inc. (“IOT” or the “Company”) previously reported, under Item 3, Legal Proceedings, in its Form 10-K for the fiscal year ended December 31, 2014, under a subcaption “ART and ART Midwest,” matters relating to an August 2014 filing of a complaint by David M. Clapper and two entities related to Mr. Clapper (the “Clapper Parties”) in the United States District Court, Northern District of Texas, against the Company, its directors and certain of its officers. The August 2014 complaint did not allege any facts relating to the Company, except that the named directors and officers are directors and officers of the Company and that the Company was a Nevada corporation, with its headquarters and principal place of business in Dallas, Texas. On January 25, 2016, the Court issued a memorandum opinion and order in such case, dismissing the Company and its directors and officers as defendants in the matter by granting the Company’s and its directors’ and officers’ Motion to Dismiss. The plaintiffs in such case were previously given the opportunity to amend their complaint, which the Court has now also denied. The result is that the Company and its directors and officers are no longer parties to such proceeding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 27, 2016	INCOME OPPORTUNITY REALTY INVESTORS, INC. By: /s/ Gene S. Bertcher Gene S. Bertcher, Executive Vice President and Chief Financial Officer